CALCULATION OF EARNINGS PER SHARE
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

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                                              Thirteen weeks ended      Thirty-nine weeks ended
                                              Sept. 24,    Sept. 26,     Sept. 24,    Sept. 26,
                                                2000         1999         2000          1999
                                            ------------ -----------    ----------  -----------

Basic earnings:

   Income from continuing operations        $   208,263  $   197,780    $  677,042  $   635,362

   Discontinued operations:

     Earnings from operation of
       cable business                                 0        9,699         2,437       27,980

     Gain on sale of cable business                   0            0       744,700            0

   Net income                               $   208,263  $   207,479    $1,424,179  $   663,342

   Weighted average number of
     common shares outstanding                  263,665      279,581       267,344      279,505

   Earnings from continuing
     operations per share-basic                   $0.79        $0.70        $2.53         $2.27

   Earnings from the operation of
     cable business per share-basic               $0.00        $0.04        $0.01         $0.10

   Gains on sale of cable business
     per share-basic                              $0.00        $0.00        $2.79         $0.00

   Basic earnings per share                       $0.79        $0.74        $5.33         $2.37

Diluted earnings:

   Income from continuing operations        $   208,263  $   197,780    $  677,042  $   635,362

   Discontinued operations:

     Earnings from operation of
       cable business                                 0        9,699         2,437       27,980

     Gain on sale of cable business                   0            0       744,700            0

   Net income                               $   208,263  $   207,479    $1,424,179  $   663,342

   Weighted average number of
     common shares outstanding                  263,665      279,581       267,344      279,505

   Dilutive effect of outstanding
     stock options and stock
     incentive rights                             1,567        2,619         1,890        2,530

   Weighted average number of
     shares outstanding, as adjusted            265,232      282,200       269,234      282,035

   Earnings from continuing
     operations per share-diluted                 $0.79        $0.70         $2.51        $2.25

   Earnings from the operation of
     cable business per share-diluted             $0.00        $0.04         $0.01        $0.10

   Gains on sale of cable business
     per share-diluted                            $0.00        $0.00         $2.77        $0.00

   Diluted earnings per share                     $0.79        $0.74         $5.29        $2.35

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